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                                          LINENS 'N THINGS, INC. AND SUBSIDIARIES
                                        COMPUTATION OF NET INCOME PER COMMON SHARE
                                           (in thousands, except share amounts)




                                                                      Thirteen Weeks Ended               Twenty-Six Weeks Ended
                                                                    July 3,           June 27,          July 3,           June 27,
                                                                      1999              1998              1999              1998
                                                                 ---------------    -------------    ---------------    ------------
                                                                           (Unaudited)                         (Unaudited)
Basic

    Weighted-average number of shares outstanding                        39,362           38,885             39,259           38,824
                                                                 ===============    =============    ===============    ============

    Net income applicable to common shares                               $5,103          $ 2,826            $ 8,698          $ 4,301
                                                                 ===============    =============    ===============    ============

    Per share amounts
        Net income per share                                              $0.13            $0.07              $0.22            $0.11
                                                                 ===============    =============    ===============    ============

Diluted

    Weighted-average number of shares outstanding                        41,074           40,500             40,968           40,354
                                                                 ===============    =============    ===============    ============

    Net income applicable to common shares                               $5,103          $ 2,826            $ 8,698          $ 4,301
                                                                 ===============    =============    ===============    ============

    Per share amounts
        Net income per share                                              $0.12            $0.07              $0.21            $0.11
                                                                 ===============    =============    ===============    ============


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